EXHIBIT 99.1

Northwest Bancorporation, Inc. Announces Record Date for Common Stock Rights Offering

SPOKANE, Wash., May 19, 2010 (GLOBE NEWSWIRE) -- Northwest Bancorporation, Inc. (the "Company") (OTCBB:NBCT), the bank holding company for Inland Northwest Bank (the "Bank" or "INB"), today announced that a record date of May 20, 2010 has been set for the Company's previously announced rights offering. On May 10, 2010, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission with respect to a proposed offering of subscription rights to purchase its common stock. Upon commencement of the proposed rights offering, the Company plans to distribute non-transferable subscription rights to purchase newly issued shares of the Company's common stock to each holder of its common stock as of the close of business on May 20, 2010. The number of subscription rights to be distributed and the subscription price per share will be determined on a date closer to the date of effectiveness of the registration statement.

All shares in the offering would be sold at the same price. The gross proceeds from the offering are expected to be $4 million.

Shareholders who exercise all of their basic subscription rights would also be able to subscribe for a pro rata portion of the shares not subscribed for by other shareholders. D.A. Davidson & Co. is acting as financial adviser to the Company. The Company intends to use the proceeds of the common stock offering to improve its regulatory capital position, to invest in the Bank, to improve its regulatory capital position and to retain the remainder of any proceeds at the Company for general corporate purposes.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The rights offering will be made only by means of a prospectus to be distributed as soon as possible after the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Copies of a prospectus, when available, with respect to this offering may be obtained from the Company's President and Chief Executive Officer, Randall L. Fewel at: Northwest Bancorporation, Inc., 421 W. Riverside Avenue, Spokane, Washington, 99201, (509) 456-8888.

About Northwest Bancorporation

Northwest Bancorporation, Inc. is the parent of Inland Northwest Bank (INB), a Washington state-chartered bank headquartered in Spokane, Washington. INB operates seven branches in Spokane County, Washington, and four branches in North Idaho (Kootenai County). INB specializes in meeting the financial needs of individuals and small to medium-sized businesses, including professional corporations, by providing a full line of commercial, retail, mortgage and private banking products and services. The Company's stock is quoted on the OTC Bulletin Board, http://www.otcbb.com/, and by other financial reporting services under the symbol "NBCT."

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts and pertain to the Company's future operating results. When used in this report, the words "expects," "anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the Company's ability to complete the transaction discussed herein, the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company's loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. These risks and other factors are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Item 1A. Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Northwest Bancorporation, Inc.
          Randall L. Fewel, President and CEO
            (509) 456-8888
          Holly Poquette, Chief Financial Officer
            (509) 456-8888